Exhibit 32.1

Residential Capital, LLC

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350

In connection with the Quarterly Report of Residential Capital, LLC (the Company) on Form 10-Q for the period ending June 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the Report), each of the undersigned officers of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ THOMAS F. MARANO
Thomas F. Marano Chairman and Chief Executive Officer August 7, 2009

/S/ JAMES N. YOUNG
James N. Young Chief Financial Officer August 7, 2009